As filed with the Securities and Exchange Commission on September 26, 1996.
                                                 Registration No. 333-




                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      AUTOMATIC DATA PROCESSING, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                       22-1467904
      (STATE OR OTHER                                 (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION)                        IDENTIFICATION NO.)

                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                             PHONE: (201) 994-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                             JAMES B. BENSON, ESQ.
                 CORPORATE VICE PRESIDENT AND GENERAL COUNSEL
                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                                (201) 994-5000
                (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                          COPY TO:
                                   RICHARD S. BORISOFF, ESQ.
                           PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                  1285 AVENUE OF THE AMERICAS
                                   NEW YORK, NEW YORK 10019
                                        (212) 373-3000


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:  [   ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]



                          CALCULATION OF REGISTRATION FEE
                                                 SHARES            PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
                TITLE OF                          TO BE             OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
         SHARES TO BE REGISTERED               REGISTERED            PER SHARE(1)              PRICE(1)                 FEE

Common Stock, $.10 par value per share        2,826,582                 $44.44              $125,613,304.10         $43,314.94


(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on September 19, 1996 as reported on the New York Stock Exchange.





   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION  CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 1996

PROSPECTUS
                AUTOMATIC DATA PROCESSING, INC.


                          2,826,582 SHARES


                            COMMON STOCK
                         __________________



 This Prospectus relates to 2,826,582 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of Automatic Data Processing, Inc. (the "Company"). The Shares may be offered by certain stockholders of the Company (the "SMS Selling Stockholders" and the "HBA Selling Stockholders," together, the "Selling Stockholders") from time to time or at one time in transactions on the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Stockholders" and "Plan of Distribution."

 The SMS Selling Stockholders received 896,370 shares of Common Stock (the "SMS Shares") from the Company on August 16, 1996 in connection with an agreement dated as of July 31, 1996, whereby ADP/SMS Pooling Sub, Inc., a newly-formed and wholly-owned subsidiary of the Company, acquired in a pooling-of-interests transaction, all the stock of Staff Management Systems of Florida, Inc., a Florida corporation, and its affiliated companies, each owned by the SMS Selling Stockholders. The HBA Selling Stockholders received 1,930,212 shares of Common Stock (the "HBA Shares") from the Company on August 26, 1996 in connection with an agreement dated as of August 15, 1996, whereby HBA Acquisition Corporation, a newly-formed and wholly-owned Utah subsidiary of the Company, was merged with and into Health Benefits America, a Utah corporation owned by the HBA Selling Stockholders, in a pooling-of-interests transaction. See "Selling Stockholders." The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

 The shares of Common Stock of the Company are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. On September 19, 1996, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange was $44.44 per share.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
            EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is ____________________, 1996

                         AVAILABLE INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the
Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov". The Company's Common Stock is listed on the New York Stock Exchange, the Chicago Stock
Exchange,  and  the Pacific  Stock   Exchange,   and  such  reports,  proxy
statements and other information concerning the Company can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York,
New York 10005, the office of the Chicago Stock Exchange, 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange, 618 South Spring Street, Los Angeles, California 90014 and 310 Pine Street, San Francisco, California 94104.

 The Company has filed  with  the  Commission  a  registration  statement  (the
"Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Prospectus:
(a) Annual  Report  on Form 10-K for the fiscal year ended June 30,  1996,  and
(b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act filed with the Commission on January 21, 1992, including all amendments and reports filed for the purpose of updating such description.

 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information).


                              THE COMPANY

 Automatic Data Processing, Inc., incorporated in Delaware in 1961, and its subsidiaries are engaged in the computing services business. The Company's principal executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068 (telephone (201) 994-5000). As used in this Prospectus, the term the "Company" means Automatic Data Processing, Inc. and its consolidated subsidiaries, unless the context otherwise requires.


                            USE OF PROCEEDS

 The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


                         SELLING STOCKHOLDERS

 The SMS Selling Stockholders received the SMS Shares from the Company on August 16, 1996 in connection with an agreement dated as of July 31, 1996, whereby ADP/SMS Pooling Sub, Inc., a newly-formed and wholly-owned subsidiary of the Company, acquired in a pooling-of-interests transaction, all the stock of Staff Management Systems of Florida, Inc., a Florida corporation, and its affiliated companies, each owned by the SMS Selling Stockholders (the "SMS Pooling"). None of the SMS Selling Stockholders are either officers or directors of the Company or any of its divisions. The HBA Selling Stockholders received the HBA Shares from the Company on August 26, 1996 in connection with an agreement dated as of August 15, 1996, whereby HBA Acquisition Corporation, a newly-formed and wholly-owned Utah subsidiary of the Company, was merged with and into Health Benefits America, a Utah corporation owned by the HBA Selling Stockholders, in a pooling-of-interests transaction (the "HBA Pooling").
Jeffrey C. Flamm and Ronald C. Gunnell are currently Division Vice Presidents and General Managers of the Employer Services Group of the Company. None of the other HBA Selling Stockholders are either officers or directors of the Company or any of its divisions. The following table sets forth with respect to each of the Selling Stockholders (i) the number of Shares beneficially owned as of September 26, 1996 and prior to the offering contemplated hereby (approximately 4.28% of the SMS Shares held by each SMS Selling Stockholder are held in escrow pursuant to the agreements under which the SMS Pooling was consummated; approximately 2.70% of the HBA Shares held by each of Jeffrey C. Flamm, each of the six Flamm Trusts, Ronald C. Gunnell and both Gunnell Trusts are held in escrow pursuant to the agreements under which the HBA Pooling was consummated), (ii) the maximum number of Shares which may be sold in the offering and (iii) the number of Shares which will be beneficially owned after the offering, assuming the sale of all the Shares set forth in (ii) above:

                                 Beneficial Ownership                                Beneficial Ownership
                                   PRIOR TO OFFERING        Shares To Be                AFTER OFFERING
SELLING STOCKHOLDER             SHARES         PERCENTAGE   SOLD                   SHARES         PERCENTAGE


SMS Selling Shareholders:

William H. Harper              298,790              *       298,790                   0                0
William N. Holt                298,790              *       298,790                   0                0
Dennis K. Aust                 298,790              *       298,790                   0                0

HBA Selling Shareholders:

Jeffrey C. Flamm               812,416              *       812,416                   0                0
Bryan J. Flamm Trust            21,531              *        21,531                   0                0
Brady E. Flamm Trust            21,531              *        21,531                   0                0
Cody K. Flamm Trust             21,531              *        21,531                   0                0
Andrew B. Flamm Trust           21,531              *        21,531                   0                0
Adam N. Flamm Trust             21,531              *        21,531                   0                0
Carly Flamm Trust               21,531              *        21,531                   0                0
Ronald C. Gunnell              830,285              *       830,285                   0                0
Kristen Gunnell Trust           55,659              *        55,659                   0                0
Lauren Gunnell Trust            55,659              *        55,659                   0                0
Bradley E. Wittwer              21,207              *        21,207                   0                0
William Marion Wittwer           5,160              *         5,160                   0                0
Trust
Wendy Wittwer Trust              5,160              *         5,160                   0                0
Nelson Bradley Wittwer           5,160              *         5,160                   0                0
Trust
Preston Haycock Wittwer          5,160              *         5,160                   0                0
Trust
Jordan White Wittwer             5,160              *         5,160                   0                0
Trust


______________________
*  Less than 1%


                         PLAN OF DISTRIBUTION

 The sale of the Shares by the Selling Stockholders may be effected from time to time or at one time in transactions on the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at fixed prices, related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers might act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

 The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                                EXPERTS

 The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             LEGAL OPINION

 The validity of the authorization and issuance of the securities offered hereby is being passed upon for the Company by James B. Benson, Esq., Corporate Vice President and General Counsel of the Company. As of the date hereof, Mr. Benson beneficially owns 31,881 shares of the Company's Common Stock.

No dealer, salesperson or other
individual has been authorized               2,826,582 SHARES
to  give  any  information  or
make  any  representations not
contained in  this  Prospectus
in    connection    with   the                AUTOMATIC DATA
offering   covered   by   this               PROCESSING, INC.
Prospectus.  If given or made,
such      information       or
representations  must  not  be
relied  upon  as  having  been
authorized   by  the  Company.                 Common Stock
This   Prospectus   does   not
constitute  an  offer to sell,
or a solicitation  of an offer
to buy, any securities  in any
jurisdiction where, or to  any
person to whom, it is unlawful              P R O S P E C T U S
to    make   such   offer   or
solicitation.    Neither   the
delivery  of  this  Prospectus
nor  any  sale  made hereunder
shall,        under        any
circumstances,    create    an
implication that there has not
been  any  change in the facts
set forth in  this  Prospectus
or  in  the  affairs  of   the
Company since the date hereof.




       TABLE OF CONTENTS

Available Information

Incorporation of Certain
 Documents by  Reference

The Company

Use of Proceeds

Selling Stockholders

Plan of Distribution

Experts

Legal Opinion



                                                     ____________________, 1996

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration fee to the Securities                               $ 43,315
and Exchange Commission

Accounting fees and expenses                                     $  2,000

Legal fees and expenses                                          $  4,000

Miscellaneous expenses                                           $    385
                                                                 ________
Total                                                            $49,700

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the Selling Stockholders, will be paid by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Provision  for indemnification  of  directors  and  officers  is  made  in
Section 145 of the Delaware General Corporation Law.

     Article Fifth, Sections 3 and 4 of the Company's Amended Restated Certificate of Incorporation provide as follows:

         "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

         "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

     Finally, Article XIV, Section 6 of the Company's By-laws provides as follows:

         "Section 6.  Indemnification of Directors  and  Officers  and  Others:
     The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. This indemnification applies to all directors and officers of the Corporation who sit on the boards of non-profit corporations in keeping with the Corporation's philosophy."

         "The Corporation shall indemnify any other person or employee who may have served at the request of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular
     Section 145 thereof) so long as such person or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, further, so long as his actions were not in violation of corporate policies and directives."

     As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.


ITEM 16. EXHIBITS.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 26th day of September, 1996.

                                 AUTOMATIC DATA PROCESSING, INC.
                                        (Registrant)



                                 By   /S/ ARTHUR F. WEINBACH
                                      Arthur F. Weinbach
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                           TITLE                                     DATE


  /s/ ARTHUR F. WEINBACH            President and Chief                        September 26,  1996
     (Arthur F. Weinbach)           Executive Officer
                                    (Principal Executive Officer)

  /s/ RICHARD J. HAVILAND           Vice President, Finance (Principal         September 26, 1996
     (Richard J. Haviland)          Financial Officer)

  /s/ JOSH S. WESTON                Chairman of the Board                      September 26, 1996
      (Josh S. Weston)

  /s/ GARY C. BUTLER                Director                                   September 26, 1996
      (Gary C. Butler)

  /s/ JOSEPH A. CALIFANO, JR.       Director                                   September 26, 1996
      (Joseph A. Califano, Jr.)


                                        II-4

    SIGNATURE                        TITLE                                     DATE

 /s/ LEON G. COOPERMAN              Director                                   September 26, 1996
    (Leon G. Cooperman)

                                    Director                                   September 26, 1996
    (George H. Heilmeier)

 /s/ ANN DIBBLE JORDAN              Director                                   September 26, 1996
    (Ann Dibble Jordan)

 /s/ HARVEY M. KRUEGER              Director                                   September 26, 1996
    (Harvey M. Krueger)

                                    Director                                   September 26, 1996
    (Charles P. Lazarus)

                                    Director                                   September 26, 1996
    (Frederic V. Malek)

 /s/ HENRY TAUB                     Director                                   September 26, 1996
    (Henry Taub)

                                    Director                                   September 26, 1996
    (Laurence A. Tisch)


                             EXHIBIT INDEX


                                                                                                            SEQUENTIALLY
          EXHIBIT                                                                                             NUMBERED
          NUMBER                                            EXHIBIT                                             PAGE
            4.1            Amended and Restated  Certificate  of  Incorporation  of  the  Registrant
                           (incorporated  by  reference  to  Exhibit (3)-#1  to  Registrant's Annual
                           Report on Form 10-K for the fiscal year ended June 30, 1995)

            4.2            By-laws  of  the  Registrant,  as amended (incorporated by  reference  to
                           Exhibit (3)-#2 to Registrant's Annual  Report on Form 10-K for the fiscal year ended June 30, 1991)

            4.3            Form  of  the  Registrant's  Common  Stock  Certificate  (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement  on  Form
                           S-3 filed with the Commission on January 21, 1992)

            5.1            Opinion  of  James B. Benson,  Esq. as to the legality of the securities being registered hereby

           23.1            Consent of James B. Benson, Esq. (included in Exhibit 5.1)

           23.2            Consent of Deloitte & Touche LLP
